UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2020

TRUTANKLESS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54219	26-2137574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15720 N Greenway Hayden Loop, Suite 2

Scottsdale, Arizona 85260

(Address of Principal Executive Offices, including zip code)

(480) 275-7572

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 5, 2020, Trutankless, Inc. (the “Company”) entered into a First Amended and Restated Loan Agreement (the “Amended Agreement”) with Built-Right Holdings, LLC, an Arizona limited liability company (“BRH”). The Amended Agreement amended, superseded and replaced in its entirety that original Loan Agreement and Security Agreement entered into between the Company and BRH dated August 2, 2016, as amended by the First Amendment to Loan and Security Agreement dated March 12, 2018, the Second Amendment to Loan and Security Agreement dated June 11, 2018, the Third Amendment to Loan and Security Agreement dated July 26, 2019, and the Fourth Amendment to Loan and Security Agreement dated November 1, 2019 (the “Original Loan Agreement”).

Under the terms of the Amended Agreement, the Company and BRH acknowledged there was Nine Hundred Thousand Dollars ($900,000) of principal remaining under the Original Loan Agreement, plus Three Hundred Twelve Thousand Six and 13/100 Dollars ($312,006.12) of accrued interest. The Company and BRH agreed that the Company shall pay Two Hundred Thousand Dollars ($200,000) to BRH upon execution of the Amended Agreement towards outstanding interest and to induce and compensate BRH for the immediate release of BRH’s security interest and the filing a UCC-3 termination statements releasing BRH’s security interest in the Company’s assets. Further, the Company shall make an additional payment of Two Hundred Thousand Dollars ($200,000) to BRH on or before January 4, 2021 as payment towards accrued interest under the Original Loan Agreement and a new promissory note (the “New Note”) executed as of the date of the Amended Agreement.

The Company agrees to issue Four Million (4,000,000) shares of its restricted common stock to BRH in exchange for relief of Four Hundred Thousand Dollars ($400,000) due under the original Loan Agreement. The remaining Five Hundred Thousand Dollars ($500,000) shall be paid to BRH under the terms of the New Note. Payments under the New Note shall be made as follows: (i) Fifty-Four Thousand Nine Hundred Ninety-Three and 37/100 Dollars ($54,993.37) due on January 4, 2021; (ii) Two Hundred Fifty Thousand Dollars ($250,000) plus Three Hundred Thousand (300,000) restricted shares of common stock of the Company due on January 3, 2022; and (iii) Two Hundred Fifty Thousand Dollars ($250,000) plus Six Hundred Thousand (600,000) shares of restricted shares of common stock of the Company due on January 3, 2023.

The Company has also agreed to amend the exercise price of existing warrants (the “Existing Warrants”) issued to Rodney J. Cullum and Kimberley A. Cullum (collectively the “Cullums”) to $0.50 and extend the expiration dates of the Existing Warrants to August 31, 2024. Further, the Company shall issue an additional warrant to the Cullums to purchase up to One Million (1,000,000) shares of the Company’s common stock at an exercise price of $0.50 and an expiration date of August 31, 2024 (the “New Warrant”).

The foregoing information is a summary of the Original Loan Agreement, the Amended Agreement, the New Note, and the New Warrant described above, is not complete, and is qualified in its entirety by reference to the full text of the Amended Agreement, the New Note and the New Warrant, which are attached as Exhibit 10.1 to this Current Report on Form 8-K. Readers should review the Amended Agreement, the New Note, and the New Warrant for a complete understanding of the terms and conditions of the transaction described above.

Item 7.01 Regulation FD Disclosure.

On February 27, 2020, the Company issued a press release regarding the Amended Agreement described above. A full copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	First Amended and Restated Loan Agreement dated February 5, 2020.
99.1	Press Release dated February 27, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUTANKLESS, INC.

Date: February 27, 2020

/s/ Mike Stebbins
By: Mike Stebbins Its: CEO